Exhibit 10.2

AGREEMENT

THIS AGREEMENT, effective as of December 31, 2003, by and between Golden Grain Energy, LLC, an Iowa limited liability company (“Seller”), and Commodity Specialists Company, a Delaware corporation (“Buyer”).

WITNESSETH:

WHEREAS, Seller desires to sell and Buyer desires to purchase the Distiller’s Dried Grains with Solubles (“DDGS”), Wet Distillers Grains (“WDG”) and Modified Wet Distillers Grains (“MW DG”) (hereinafter DDGS, WDG and MWDG are referred to as “Products”) output of the ethanol production plant which Seller owns in Mason City, Iowa; and

WHEREAS, Seller and Buyer wish to agree in advance of such sale and purchase to the price formula, payment, delivery and other terms thereof in consideration of the mutually promised performance of the other;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed:

1.                                       BUYER PERFORMANCE. Buyer agrees to perform the services that it provides for Seller in a professional and competent manner.

2.                                       PURCHASE AND SALE. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the entire output of Products from Seller’s plant at Mason City, Iowa. (hereinafter the “Plant”), subject to all terms and conditions set forth in this Agreement. In order to facilitate sales to local customers, Steve Markham or such other representative(s) of Buyer as Buyer may reasonably select shall travel to the Mason City area to call on potential customers as Seller may reasonably request.

3.                                       TRADE RULES. All purchases and sales made hereunder shall be governed by the Feed Trade Rules of the National Grain and Feed Association unless otherwise specified. Said Trade Rules, a copy of which is appended hereto as Exhibit A, shall, to the extent applicable, be a part of this Agreement as if fully set forth herein.

4.                                       TERM. The term of this Agreement shall be for one year commencing as of completion and start-up of production of the Plant.                  Start-up is anticipated to be February 25, 2005. Thereafter this agreement shall remain in effect until terminated by either party at its unqualified option by providing the other party hereto not less than 120 days written notice of its election to terminate this Agreement.

5.                                       DELIVERY AND TITLE.

A.  The place of delivery for all Products sold pursuant to this Agreement shall be FOB Plant. Buyer and Buyer’s agents shall be given access to Seller’s Plant in a manner and at all times reasonably necessary and convenient for Buyer to take delivery as provided herein. Buyer shall schedule the loading and shipping of all outbound Products purchased hereunder which is shipped by truck or rail. All labor and equipment necessary to load trucks or rail cars shall be supplied by Seller without charge to Buyer. Seller agrees to handle the Products in a good and workmanlike manner in accordance with Buyer’s reasonable requirements and in accordance with normal industry practice. Seller shall maintain the truck and rail loading facilities in safe operating condition in accordance with normal industry standards.

B.  Seller further warrants that storage space for not less than 3,000 tons of DDGS, 150 tons of WDG or 200 tons of MWDG shall be reserved for Buyer’s use at the Plant and shall be continuously available for storage of DDGS purchased by Buyer hereunder at no charge to Buyer. Seller shall be responsible at all times for the quantity, quality and condition of any DDGS in storage at the Plant. Seller shall not be responsible for the quantity, quality and condition of any DDGS stored by Buyer at locations other than the Plant.

C.  Buyer shall give to Seller a schedule of quantities of Products to be removed by truck and rail with sufficient advance notice reasonably to allow Seller to provide the required services. Seller shall provide the labor, equipment and facilities necessary to meet Buyer’s loading schedule and, except for any consequential or indirect damages, shall be responsible for Buyer’s actual costs or damages resulting from Seller’s failure to do so. Buyer shall order and supply trucks and rail cars as scheduled for truck and rail shipments. All freight charges shall be the responsibility of Buyer and shall be billed directly to Buyer. Buyer shall assist Seller in arranging the lease of railcars for use in the removal of Product from the Plant. When such railcars are available, Buyer shall use the cars for the removal of Product, provided, however, should the railcars leased by Seller be unavailable or insufficient to remove the Product, Buyer may make other arrangements for the removal of Products from the Plant.

D.  Buyer shall provide loading orders as necessary to permit Seller to maintain Seller’s usual production schedule, provided, however, that Buyer shall not be responsible for failure to schedule removal of Products unless Seller shall have provided to Buyer production schedules as follows:               Five (5) days prior to the beginning of each calendar month during the term hereof, Seller shall provide to Buyer a tentative schedule for production in the next calendar month. Seller shall inform Buyer daily of inventory and production status. For purposes of this paragraph, notification will be sufficient if made by facsimile as follows:

If to Buyer, to the attention of Steve Markham, Facsimile number 612-330-9894, and

If to Seller, to the attention of Walter Wendland, Facsimile number 641-394-2431.

Or to such other representatives of Buyer and Seller as they may designate to the other in writing.

E. Title, risk of loss and full shipping responsibility shall pass to Buyer upon loading the Products into trucks or rail cars and delivering to Buyer of the bill of lading for each such shipment.

6.                                       PRICE AND PAYMENT.

A. Buyer agrees to pay Seller for all DDGS removed by Buyer from the Plant a price equal to ninety eight (98%) of the FOB Plant price actually received by Buyer from its customers; shall pay Seller for all MWDG removed by Buyer from the Plant a price equal to ninety seven (97%) of the FOB Plant price actually received by Buyer from its customers and shall pay Seller for all WDG removed by Buyer from the Plant a price equal to ninety five (95%) of the FOB Plant price actually received by Buyer from its customers. For purposes of this provision, the FOB Plant price shall be the actual sale price, less all freight costs incurred by Buyer in delivering the Product to its customer. Buyer agrees that it shall not sell Product for delivery more than 90 days from the date of entering into a sale without the consent of Seller. Buyer agrees to use commercially reasonable efforts to achieve the highest resale price available under prevailing market conditions as judged by Buyer. Seller’s sole and exclusive remedy for breach of Buyer’s obligations hereunder shall be to terminate this Agreement.

B. Within three (3) business days following receipt of certified weight certificates, which certificates shall be presented to Buyer each Thursday for all shipments during the preceding week, Buyer shall pay Seller the full price, determined pursuant to paragraph 6A above, for all properly documented shipments. Buyer agrees to maintain accurate sales records and to provide such records to Seller upon request. Seller shall have the option to audit Buyer’s sales invoices at any time during normal business hours and during the term of this Agreement. If any such audit shall reveal a deficiency in payment to Seller, Buyer shall immediately pay Seller the amount of such deficiency together with interest at the then current prime rate and if such audit shall reveal that Seller has been overpaid, Seller shall immediately pay Buyer the amount of such overpayment together with interest at the then current prime rate. Buyer shall be responsible for collecting and remitting all applicable state tonnage taxes on Product sold by Buyer.

7.                                       QUANTITY AND WEIGHTS.

A.  It is understood that the output of the Products shall be determined by Seller’s production schedule and that no warranty or representation has been made by Seller as to the exact quantities of Products to be sold pursuant to this Agreement. At the effective date of this Agreement, the annual output estimated by the Seller is approximately 115,000 tons of DDGS and 50,000 of MWDG.

B.  The quantity of Products delivered to Buyer from Seller’s Plant shall be established by weight certificates obtained from scales which are certified as of the time of weighing and which comply with all applicable laws, rules and regulations. The outbound weight certificates shall be determinative of the quantity of Products for which Buyer is obligated to pay pursuant to Section 6.

8.                                       QUALITY.

A.  Seller understands that Buyer intends to sell the Products purchased from Seller as a primary animal feed ingredient and that said products are subject to minimum quality standards for such use. Seller agrees and warrants that Products produced at its plant and delivered to Buyer shall be accepted in the feed trade under current industry standards.

B.  Seller warrants that all Products sold to Buyer hereunder shall, at the time of delivery to Buyer, conform to the following minimum quality standard:

	Component	Maximum%	Minimum%

DDGS	Protein		25
	Fat		10
	Fiber	15
	Moisture	12

Ash

6

MWDG	Protein	(to be completed)
	Fat
	Fiber
	Moisture
	Ash

WDG	Protein	(to be completed)
	Fat
	Fiber
	Moisture
	Ash

	The standard for DDGS will be determined on an as is basis rather than a dry weight basis.

C.  Seller warrants that at the time of loading, the Products will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and that each shipment may lawfully be introduced into interstate commerce under said Act.  Payment of invoice does not waive Buyer’s rights if goods do not comply with terms or specifications of this Agreement. Unless otherwise agreed between the parties to this Agreement, and in addition to other remedies permitted by law, the Buyer may, without obligation to pay, reject either before or after delivery, any of the Products which when inspected or used are found by Buyer to fail in a material way to conform to this Agreement. Should any of the Products be seized or condemned by any federal or state department or agency for any reason except noncompliance by Buyer with applicable federal or state requirements, such seizure or condemnation shall operate as a rejection by Buyer of the goods seized or condemned and Buyer shall not be obligated to offer any defense in connection with the seizure or condemnation. When rejection occurs before or after delivery, at its option, Buyer may:

(1)  Dispose of the rejected goods after first offering Seller a reasonable opportunity of examining and taking possession thereof, if the condition of the goods reasonably appears to Buyer to permit such delay in making disposition; or

(2)  Dispose of the rejected goods in any manner directed by Seller which Buyer can accomplish without violation of applicable laws, rules, regulations or property rights; or

(3)  If Buyer has no available means of disposal of rejected goods and Seller fails to direct Buyer to dispose of it as provided herein, Buyer may return the rejected goods to Seller, upon which event Buyer’s obligations with respect to said rejected goods shall be deemed fulfilled. Title and risk of loss shall pass to Seller promptly upon rejection by Buyer.

(4)  Seller shall reimburse Buyer for all costs reasonably incurred by Buyer in storing, transporting, returning and disposing of the rejected goods. Buyer shall have no obligation to pay Seller for rejected goods and may deduct reasonable costs and expenses to be reimbursed by Seller from amounts otherwise owed by Buyer to Seller.

(5)  If Seller produces Products which comply with the warranty in Section C above but which do not meet applicable industry standards, Buyer agrees to purchase such Products for resale but makes no representation or warranty as to the price at which such product can be sold. If the product deviates so severely from industry standard as to be unsalable in Buyer’s reasonable judgment, then it shall be disposed of in the manner provided for rejected goods in Section C above.

D.  If Seller knows or reasonably suspects that any Products produced at its Plant are adulterated or misbranded, or outside of industry quality standards, Seller shall promptly so notify Buyer so that such product can be tested before entering interstate commerce. If Buyer knows or reasonably suspects that any Products produced by Seller at its Plant are adulterated, misbranded or outside of industry quality standards, then Buyer may obtain independent laboratory tests of the affected goods. If such goods are tested and found to comply with all warranties made by Seller herein, then Buyer shall pay all testing costs; and if the goods are found not to comply with such warranties, Seller will pay all testing costs.

9.                                       RETENTION OF SAMPLES. Seller will take an origin sample of the Products from each truck and rail car before it leaves the Plant using standard sampling methodology. Seller will label these samples to indicate the date of shipment and the truck or railcar number involved. Seller will also retain the samples and labeling information for no less than 1 year.

10. INSURANCE.

A.  Seller warrants to Buyer that all employees engaged in the removal of Products from Seller’s Plant shall be covered as required by law by worker’s compensation and unemployment compensation insurance.

B.  Seller agrees to maintain throughout every term of this Agreement comprehensive general liability insurance, including product liability coverage, with combined single limits of not less than $2,000,000. Seller’s policies of comprehensive general liability insurance shall be endorsed to require at least thirty (30) days advance notice to Buyer prior to the effective date of any decrease in or cancellation of coverage. Seller shall cause Buyer to be named as an additional insured on Seller’s insurance policy and shall provide a certificate of insurance to Buyer to establish the coverage maintained by Seller not later than February 2005.

C.  Buyer agrees to carry such insurance on its vehicles operating on Seller’s property, as Seller reasonably deems appropriate. The parties acknowledge that Buyer may elect to self-insure its vehicles. Upon request, Buyer shall provide certificate of insurance to Seller to establish the coverage maintained by Buyer.

D.  Notwithstanding the foregoing, nothing herein shall be construed to constitute a waiver by either party of claims, causes of action or other rights which either party may have or hereafter acquire against the other for damage or injury to its agents, employees, invitees, property, equipment or inventory, or third party claims against the other for damage or injury to other persons or the property of others.

11.                                 REPRESENTATIONS AND WARRANTIES.

A.  Seller represents and warrants that all Products delivered to Buyer shall not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and may lawfully be introduced into interstate commerce pursuant to the provisions of the Act.                           Seller further warrants that the Products shall fully comply with any applicable state laws governing quality, naming and labeling of product. Payment of invoice shall not constitute a waiver by Buyer of Buyer’s rights as to goods which do not comply with this Agreement or with applicable laws and regulations.

B.  Seller represents and warrants that products delivered to Buyer shall be free and clear of liens and encumbrances.

C.  EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHATABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.                                 EVENTS OF DEFAULT.  The occurrence of any of the following shall be an event of default under this Agreement (“Event of Default”): (1) failure of either party to make payment to the other when due; (2) default by either party in the performance of the covenants and agreements set forth in this Agreement; (3) if either party shall become insolvent, or make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or be adjudicated bankrupt, or file a petition in bankruptcy, or apply to a court for the appointment of a receiver for any of its assets or properties with or without consent, and such receiver shall not be discharged within sixty (60) days following appointment.

13.                                 REMEDIES. Upon the happening of an Event of Default, the parties hereto shall have all remedies available under applicable law with respect to an Event of Default by the other party. Without limiting the foregoing, the parties shall have the following remedies whether in addition to or as one of the remedies otherwise available to them; (1) to declare all amounts owed immediately due and payable; and (2) immediately to terminate this Agreement effective upon receipt by the party in default of the notice of termination, provided, however, such party shall be allowed 10 days from the date of receipt of notice of default to cure any Event of Default. Notwithstanding any other provision of this Agreement, Buyer may offset against amounts otherwise owed to Seller the price of any product, which fails to conform to any requirements of this Agreement.

14.                                 FORCE MAJEURE. Neither Seller nor Buyer will be liable to the other for any failure or delay in the performance of any obligation under this Agreement due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of the public enemy, riots, civil disorders, sabotage, strikes, lockouts, labor disputes, labor shortages, war stoppages or slowdowns initiated by labor, transportation embargoes, failure or shortage of materials, acts of God, or acts or regulations or priorities of the federal, state or local government or branches or agencies thereof.

15.                                 INDEMNIFICATION.

A.  Seller shall indemnify, defend and hold Buyer and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys’ fees), costs, claims, demands, that Buyer or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of Seller contained herein or (ii) the Seller’s negligence or willful misconduct.

B.  Buyer shall indemnify, defend and hold Seller and its officer, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys’ fees), costs, claims, demands, that Seller or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of Buyer contained herein or (ii) the Buyer’s negligence or willful misconduct.

C.  Where such personal injury, death or loss of or damage to property is the result of negligence on the part of both Seller and Buyer, each party’s duty of indemnification shall be in proportion to the percentage of that party’s negligence or faults.

D.  Seller acknowledges that in order to maximize the total revenue to be generated through the sale of Products, Buyer may take positions by buying or selling Product in anticipation of Seller providing the Products. Notwithstanding the fact that Seller’s obligation is to provide Buyer with the output of the Plant the parties acknowledge that Buyer may suffer losses as a result of positions taken by Buyer if Seller discontinues operations for any reason whatsoever including Force Majeure, provided Buyer has taken all commercially reasonable steps to avoid loss. Therefore, Seller shall indemnify, defend and hold Buyer and its officers, directors, employees and agents harmless from any and all losses, liabilities, damages, expenses (including reasonable attorney’s fees), costs, claims, demands that Buyer or its officers, directors, employees, or agents may suffer, sustain or become subject to as a result of any sale or purchase of product or other positions taken by Buyer in anticipation of Seller delivering products hereunder.

16.                                 GOVERNMENTAL ACTION. The parties recognize that the value of Products could change as a result of various governmental programs, be they foreign or domestic. In the event that a significant value change of the Products as a result of any such governmental program, Buyer may request re-negotiation of the contract price for the Products by providing written notice to Seller. Buyer shall be required to demonstrate that the value of the Products has significantly changed in the market. Should such a change take place, the parties agree to negotiate, in good faith, a revised sale price for the Products. If, after a good faith effort, the parties are unable to agree on a new price within the 90 day period immediately following notice to the other party, then in such event and notwithstanding the other provisions hereof, Buyer may terminate this Agreement upon 90 days prior written notice.

17.                                 RELATIONSHIP OF PARTIES. This Agreement creates no relationship other than that of buyer and seller between the parties hereto. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained in this Agreement authorizes one party to act for or on behalf of the other and neither party is entitled to commissions from the other.

18.                                 MISCELLANEOUS.

A. This writing is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms thereof.

B.  No course of prior dealings between the parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.

C.  Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature or the performance and an opportunity to make objection.

D.  No representations, understandings or agreements have been made or relied upon in the making of this Agreement other than as specifically set forth herein.

E.  This Agreement can only be modified by a writing signed by all of the parties or their duly authorized agents.

F.  The paragraph headings herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

G.  This Agreement shall be construed and performed in accordance with the laws of the State of Iowa.

H.  The respective rights, obligations and liabilities of the parties under this Agreement are not assignable or delegable without the prior written consent of the other pay.

I.  Notice shall be deemed to have been given to the party to whom it is addressed ninety-six (96) hours after it is deposited in certified U.S. mail, postage prepaid, return receipt requested, addressed as follows:

Buyer:	Commodity Specialist Company
310 Grain Exchange Bldg.
400 South Fourth Street
Minneapolis, Minnesota 55415
ATTN: Steve J. Markham

Seller:	Golden Grain Energy, LLC
14542 240th Street
Mason City, Iowa 50401
ATTN: Walter Wendland

IN WITNESS THEREOF, the parties have caused this Agreement to be executed the day and year first above written.

COMMODITY SPECIALISTS COMPANY

By

/s/ Phil J. Lindau, Jr.

Title Executive Vice President

GOLDEN GRAIN, LLC

By

/s/ Walter Wendland

Title President